                                                                   EXHIBIT 10.2




================================================================================


                      HASTINGS BOOKS, MUSIC & VIDEO, INC.



                                  $25,000,000



                 7.75% Series A Senior Notes due June 13, 2003




                                ----------------

                            NOTE PURCHASE AGREEMENT

                                ----------------




                              Dated June 13, 1996



================================================================================

                      HASTINGS BOOKS, MUSIC & VIDEO, INC.
                                  $25,000,000
                      7.75% SENIOR NOTES DUE JUNE 13, 2003


                                     INDEX

1. Composite Conformed Copy of Note Purchase Agreement (with all Exhibits and Schedules attached)

2.       7.75% Senior Notes due June 13, 2003

3.       Legal Opinion of Counsel to Hastings

                               TABLE OF CONTENTS

Section                                                                                                              Page
-------                                                                                                              ----
1.       AUTHORIZATION OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       SALE AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.       CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.1.    Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.2.    Performance; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         4.3.    Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.4.    Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.5.    Purchase Permitted By Applicable Law, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.6.    Sale of Other Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.7.    Payment of Special Counsel Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.8.    Private Placement Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.9.    Changes in Corporate Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.10.   Proceedings and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.11.   Amendment of Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         5.1.    Organization; Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.2.    Authorization, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.3.    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.4.    Subsidiaries; Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5.5.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5.6.    Compliance with Laws, Other Instruments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5.7.    Governmental Authorizations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5.8.    Litigation; Observance of Agreements, Statutes and Orders  . . . . . . . . . . . . . . . . . . . . .   6
         5.9.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.10.   Title to Property; Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         5.11.   Licenses, Permits, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         5.12.   Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.13.   Private Offering by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.14.   Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.15.   Existing Indebtedness; Future Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.16.   Foreign Assets Control Regulations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.17.   Status under Certain Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.18.   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

6.       REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.1.    Purchase for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.2.    Source of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

7.       INFORMATION AS TO COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.1.    Financial and Business Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.2.    Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.3.    Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

8.       PREPAYMENT OF THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.1.    Required Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.2.    Optional Prepayments with Make-Whole Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.3.    Allocation of Partial Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.4.    Maturity; Surrender, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.5.    Purchase of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.6.    Right to Put . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.7.    Make-Whole Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

9.       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.1.    Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.2.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.3.    Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.4.    Payment of Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.5.    Corporate Existence, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.6.    Parity with Other Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.7.    Guaranteed Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.8.    Covenant to Secure Notes Equally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         9.9.    Information Required by Rule 144A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

10.      NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.1.   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.2.   Merger, Consolidation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.3.   Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.4.   Current Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.5.   Adjusted Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.6.   Fixed Charges Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.7.   Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.8.   Priority Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.9.   Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.10.  Restricted Payments and Restricted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

11.      EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

12.      REMEDIES ON DEFAULT, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         12.1.   Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         12.2.   Other Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.3.   Rescission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.4.   No Waivers or Election of Remedies, Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  29

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         13.1.   Registration of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         13.2.   Transfer and Exchange of Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         13.3.   Replacement of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

14.      PAYMENTS ON NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         14.1.   Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         14.2.   Home Office Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

15.      EXPENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         15.1.   Transaction Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         15.2.   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  32

17.      AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         17.1.   Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         17.2.   Solicitation of Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         17.3.   Binding Effect, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         17.4.   Notes held by Company, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

18.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

19.      REPRODUCTION OF DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

20.      CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

21.      SUBSTITUTION OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

22.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         22.1.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         22.2.   Payments Due on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         22.3.   Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         22.4.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         22.5.   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         22.6.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         22.7.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SCHEDULE A       --       Information Relating to Purchasers

SCHEDULE B       --       Defined Terms

SCHEDULE 4.9     --       Changes in Corporate Structure

SCHEDULE 5.4     --       Affiliates of the Company and Directors and Senior
                          Officers of the Company

SCHEDULE 5.5     --       Financial Statements

SCHEDULE 5.8     --       Certain Litigation

SCHEDULE 5.11    --       Patents, etc.

SCHEDULE 5.14    --       Use of Proceeds

SCHEDULE 5.15    --       Existing Indebtedness

EXHIBIT 1        --       Form of 7.75% Series A Senior Note due June 13, 2003

EXHIBIT 4.4(a)   --       Form of Opinion of Counsel for the Company

EXHIBIT 4.4(b)   --       Form of Opinion of Special Counsel to the Purchasers

EXHIBIT 8.6(b)   --       Form of Notice of Sale

                      HASTINGS BOOKS, MUSIC & VIDEO, INC.
                           3601 Plains Blvd., Suite I
                           Amarillo, Texas 79120-2104

                 7.75% Series A Senior Notes due June 13, 2003


                                                                   June 13, 1996

TO EACH OF THE PURCHASERS LISTED
         IN THE ATTACHED SCHEDULE A:


Ladies and Gentlemen:

         Hastings Books, Music & Video, Inc., a Texas corporation (the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $25,000,000 aggregate principal amount of its 7.75% Series A Senior Notes due June 13, 2003 (the "NOTES," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreement (as hereafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into a separate Note Purchase Agreement (the "OTHER AGREEMENT") identical with this Agreement with the other purchaser named in Schedule A (the "OTHER PURCHASER"), providing for the sale at such Closing to the Other Purchaser of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchaser under the Other Agreement are several and not joint obligations and you shall have no obligation under the Other Agreement and no liability to any Person for the performance or nonperformance by the Other Purchaser thereunder.

3.       CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchaser shall occur at the offices of Baker & Botts, L.L.P., Trammell Crow Center, 2001 Ross Avenue, Suite 800, Dallas, Texas 75201, at 10:00 am., Central time, at a closing (the "CLOSING") on June 13, 1996 or on such other Business Day thereafter on or prior to June 17, 1996 as may be agreed upon by the Company and you and the Other Purchaser. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 101409997409 at The Boatmen's National Bank of St. Louis, ABA number 081000032, Reference: Hastings Books, Music & Video, Inc., Attention:
Michelle L. Bammer. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         4.1.    REPRESENTATIONS AND WARRANTIES.

                 The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         4.2.    PERFORMANCE; NO DEFAULT.

                 The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

         4.3.    COMPLIANCE CERTIFICATES.

                 (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                 (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreement.

         4.4.    OPINIONS OF COUNSEL.

                 You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Sprouse, Mozola, Smith & Rowley, P.C., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Baker & Botts, L.L.P., your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         4.5.    PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                 On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6.    SALE OF OTHER NOTES.

                 Contemporaneously with the Closing the Company shall sell to the Other Purchaser and the Other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

         4.7.    PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15. 1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

         4.8.    PRIVATE PLACEMENT NUMBER.

                 A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         4.9.    CHANGES IN CORPORATE STRUCTURE.

                 Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         4.10.   PROCEEDINGS AND DOCUMENTS.

                 All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

         4.11.   AMENDMENT OF CREDIT AGREEMENT.

                 The Credit Agreement among the Company, The Boatmen's National Bank of St. Louis, individually, as the Issuing Bank and as the Agent, and the financial institutions parties thereto, dated December 12, 1994, as amended from time to time, shall have been amended to permit the transactions contemplated by this Agreement and the Other Agreement and to permit the effective implementation of Sections 9.8 and 10.3 and related provisions.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                 The Company represents and warrants to you that:

         5.1.    ORGANIZATION; POWER AND AUTHORITY.

                 The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The

Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreement and the Notes and to perform the provisions hereof and thereof.

         5.2.    AUTHORIZATION, ETC.

                 This Agreement and the Other Agreement and the Notes have been duty authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3.    DISCLOSURE.

                 The Company, through its agent, Chase Securities Inc. has delivered to you and the Other Purchaser a copy of a Confidential Offering Memorandum, dated April, 1996 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since January 31, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. The financial projections contained in the Memorandum are reasonable based upon the assumptions contained therein and the best information available to the Company.

         5.4.    SUBSIDIARIES; AFFILIATES.

                 The Company has no Subsidiaries. Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Affiliates and (ii) of the Company's directors and senior officers.

         5.5.    FINANCIAL STATEMENTS.

                 The Company has delivered to you and the Other Purchaser copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6.    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                 The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

         5.7.    GOVERNMENTAL AUTHORIZATIONS, ETC.

                 No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         5.8.    LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                 (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 (b) The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.9.    TAXES.

                 The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended May 31, 1991.

         5.10.   TITLE TO PROPERTY; LEASES.

                 The Company has good and sufficient title to its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in
Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11.   LICENSES, PERMITS, ETC.

                 Except as disclosed in Schedule 5.11,

                 (a) the Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                 (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                 (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.

         5.12.   COMPLIANCE WITH ERISA.

                 (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                 (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "present value" have the meaning specified in section 3 of ERISA.

                 (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                 (d) The expected pos-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                 (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

         5.13.   PRIVATE OFFERING BY THE COMPANY.

                 Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchaser and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

         5.14.   USE OF PROCEEDS; MARGIN REGULATIONS.

                 The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the assets of the Company and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

         5.15.   EXISTING INDEBTEDNESS; FUTURE LIENS.

                 (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of April 30, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                 (b) The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

         5.16.   FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                 Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17.   STATUS UNDER CERTAIN STATUTES.

                 The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         5.18.   ENVIRONMENTAL MATTERS.

                 The Company owns no real property. The Company has no knowledge of any claim and has not received any notice of any claim, the Company has no knowledge that any proceeding has been instituted raising any claim against any of the real properties or other assets formerly owned, leased or operated by it, and no proceeding has been instituted raising any claim against the Company or any of its real properties or other assets now owned, leased or operated by it, alleging in any of the foregoing cases any damage to the environment or violation of any Environmental Laws, except such as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                 (a) the Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by it or to other assets or their use, except in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                 (b) the Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                 (c) the portions of the buildings situated on all real properties now, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

         6.1.    PURCHASE FOR INVESTMENT.

                 You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         6.2.    SOURCE OF FUNDS.

                 You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                 (a) the Source constitutes assets of a general account maintained by an insurance company, and the use of such Source for the purchase of the Notes is permitted by the terms of Prohibited Transaction Class Exemption 95-60; or

                 (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                 (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                 (d)      the Source is a governmental plan; or

                 (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                 (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN," "GOVERNMENTAL PLAN," "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

         7.1.    FINANCIAL AND BUSINESS INFORMATION.

                 The Company shall deliver to each holder of Notes that is an Institutional Investor:

                 (a) Quarterly Statements -- within 90 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                          (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that, in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                 (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of

                          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

                          (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                          (A)     by an opinion thereon of independent
                 certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                          (B) by a written notice from such accountants stating whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default under Section 10 of this Agreement, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any such Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that, in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                 (c) SEC and Other Reports - in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                 (d) Notice of Default or Event of Default -- promptly, and in any event within ten days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section II(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                 (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                          (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                          (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                 (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                 (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         7.2.    OFFICER'S CERTIFICATE.

                 Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                 (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.10 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                 (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3.    INSPECTION.

                 The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                 (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                 (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, which shall be deemed to include the reasonable costs and expenses of counsel, accountants, financial advisors and other third party advisors of such holder incurred in connection with the exercise of the rights of such holder pursuant to this Section 7.3(b), to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

         8.1.    REQUIRED PREPAYMENTS.

                 On June 13, 1999 and on each June 13 thereafter to and including June 13, 2002 the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.5 or Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

         8.2.    OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                 The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 20% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than, 90 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3.    ALLOCATION OF PARTIAL PREPAYMENTS.

                 In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.4.    MATURITY; SURRENDER, ETC.

                 In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.5.    PURCHASE OF NOTES.

                 The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquires directly or indirectly, any of the outstanding Notes except upon the payment, prepayment or purchase of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         8.6.    RIGHT TO PUT.

                 (a) Granting of Put. The Company hereby gives and grants to the holder of each Note the option, right and privilege (such option, right and privilege herein collectively referred to as the "RIGHT TO PUT") to require the Company, upon or after the occurrence of any Designated Event, to purchase from such holder all Notes held by such holder on the terms and conditions hereinafter set forth, and the Company agrees so to purchase from such holder, for an amount equal to the aggregate outstanding principal amount of such Notes and the accrued and unpaid interest thereon.

                 (b) Exercise of Put. Within 10 Business Days after any Responsible Officer of the Company has knowledge of the occurrence of any Designated Event, the Company shall give the holder of each Note written notice thereof describing such Designated Event, and the facts and circumstances surrounding the occurrence thereof, in reasonable detail. At any time prior to 60 days after any holder shall receive such notice, such holder may exercise its Right to Put by delivering to the Company, at the address provided by the Company pursuant to Section 18 (if so provided), an irrevocable notice of sale substantially in the form of Exhibit 8.6(b) hereto (a "NOTICE OF SALE"); provided, that the Company shall give the holder of each Note prompt written notice of such Notice of Sale, whereupon the holder of each Note shall have until the later of (x) the expiration of such sixty-day period or (y) 10 days after its receipt of such notice from the Company to exercise its Right to Put by delivering to the Company a Notice of Sale. If the holder of a Note shall deliver a Notice of Sale pursuant to any provision of the preceding sentence, the Company shall purchase the Notes then held by such holder on the date specified in such notice (which shall be not less than 20 days after delivery of such Notice of Sale), and such holder shall sell such Notes to the Company without recourse, representation or warranty (other than as to such holder's full right, title and interest to such Notes free of any adverse claim thereto), at a price, payable in immediately available funds by wire transfer to the account specified pursuant to Schedule A hereto or to such other account as may be specified in such notice, equal to the aggregate outstanding principal amount of the Notes of such holder and the accrued and unpaid interest thereon; provided, that if more than one holder shall give a Notice of Sale in compliance with the foregoing provisions of this Section 8.6(b), the Company shall purchase the Notes held by all such holders on the same day, which shall be the latest day specified in all such Notices of Sale but in no event more than 90 days after the date of the Company's sending of notice of the occurrence of the Designated Event giving rise thereto, and shall advise the holder of each Note of such date and the aggregate principal amount of Notes to be purchased by the Company. Each holder shall have the respective rights specified in this Section 8.6 with respect to each Designated Event that shall occur, regardless of any act or omission to act with respect to any previous Designated Event.

         8.7.    MAKE-WHOLE AMOUNT.

                 The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                 "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                 "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                 "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 500" on the Telerate Access Service (or such other display as may replace Page 500 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield in clause (i) or clause (ii) will be determined, (2) if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life and (b) by converting all such implied yields to a quarterly payment basis in accordance with accepted financial practice.

                 "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (12) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                 "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

                 The Company covenants that so long as any of the Notes are outstanding:

         9.1.    COMPLIANCE WITH LAW.

                 The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.2.    INSURANCE.

                 The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3.    MAINTENANCE OF PROPERTIES.

                 The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4.    PAYMENT OF TAXES AND CLAIMS.

                 The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums, have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments or claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.5.    CORPORATE EXISTENCE, ETC.

                 Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in fall force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         9.6.    PARITY WITH OTHER SENIOR INDEBTEDNESS.

                 The Company will, and will cause its Subsidiaries to, execute all such documents and take such other actions (including such documents and actions as the Required Holders may reasonably request) in order to assure that at all times the Notes shall rank pari passu in right of payment with all senior unsecured Indebtedness of the Company.

         9.7.    GUARANTEED OBLIGATIONS.

                 The Company covenants that if, at any time, any of its Subsidiaries executes a Guaranty of any Indebtedness of the Company, the Company will simultaneously cause such Subsidiary or Subsidiaries, as the case may be, to execute and deliver to the holder of each Note a similar Guaranty in form and substance reasonably satisfactory to the Required Holders with respect to payment of the principal amount of the Notes, and any Make-Whole Amount and interest thereon, which bears the same ratio to the total unpaid principal amount of the Notes as the amount of such other Indebtedness which is subject to a Guaranty bears to the total unpaid principal amount of such other Indebtedness.

         9.8.    COVENANT TO SECURE NOTES EQUALLY.

                 If the Company or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by Section 10.3 (unless prior written consent to the creation or assumption thereof shall halve been obtained pursuant to this Agreement), the Company will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness so long as such Indebtedness shall be so secured pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to the holder of each Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms and that the Notes are equally and ratably secured with such other Indebtedness.

         9.9.    INFORMATION REQUIRED BY RULE 144A.

                 The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. For the purpose of this Section 9.9, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

10.      NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         10.1.   TRANSACTIONS WITH AFFILIATES.

                 The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except (a) in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, or (b) pursuant to the Stock Redemption Agreement.

         10.2.   MERGER, CONSOLIDATION, ETC.

                 The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, another Subsidiary of the Company or the Company and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.9), provided that the foregoing restriction shall not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                 (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have (i) executed and delivered to each holder of Notes its assumption, in a form reasonably satisfactory to the Required Holders, of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreement and the Notes and (ii) caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

                 (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

         10.3.   LIENS.

                 The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

                 (a) Liens existing on the date of the Closing and securing the Indebtedness of the Company referred to in Schedule 5.15;

                 (b) Liens incidental to the conduct of business or the ownership of properties of the Company and its Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than ERISA Liens), warehousemen's and mechanic's liens and statutory landlord's liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, property taxes and assessments or governmental charges, surety or appeal bonds or other Liens of like general nature which are incurred in the ordinary course of business and not in connection with the borrowing of money and which do not in any event materially impair the value or use of the property encumbered thereby in the operation of the business of the Company and its Subsidiaries; provided in each case, that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                 (c) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

                                  (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed,

                                  (ii)     the principal amount of the
                          Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                                  (iii)    any such Lien shall be created
                          contemporaneously with, or within 90 days after, the acquisition or construction of such property; and

                 (d) Liens, other than those described in the foregoing clauses securing Indebtedness of the Company or any Subsidiary, provided that the aggregate principal amount of all such secured Indebtedness plus the aggregate principal amount of all other Priority Debt shall not at any time exceed 10% of Adjusted Net Worth.

         10.4.   CURRENT RATIO.

                 The Company will not, at any time, permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1 to 1.

         10.5.   ADJUSTED NET WORTH.

                 The Company will not permit Adjusted Net Worth (i) on April 30, 1996 to be less than $50,000,000 plus the greater of zero or 50% of Consolidated Net Income for the period commencing on February 1, 1996 and ending on such day, or (ii) on the last day of any subsequent fiscal quarter of the Company, to be less than the minimum Adjusted Net Worth required by this

Section 10.5 at the end of the immediately preceding fiscal quarter plus the greater of zero or 50% of Consolidated Net Income for the fiscal quarter of the Company ending on such day.

         10.6.   FIXED CHARGES COVERAGE RATIO.

                 The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.5 to 1.

         10.7.   LIMITATION ON INDEBTEDNESS.

         The Company will not, at any time, permit Consolidated Indebtedness to exceed 60% of Consolidated Total Capitalization.

         10.8.   PRIORITY DEBT.

                 The Company will not at any time permit the aggregate outstanding principal amount of Priority Debt to exceed 10% of Adjusted Net Worth.

         10.9.   SALE OF ASSETS.

                 Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale (a) other than for Fair Market Value or (b) (i) if the Fair Market Value of the assets that are the subject of such Asset Sale plus the Fair Market Value of the assets that are the subjects of all other Asset Sales during the then current fiscal year would exceed 10% of Consolidated Net Tangible Assets, or (ii) if the Fair Market Value of the assets that are the subject of such Asset Sale plus the Fair Market Value of the assets that are the subjects of all other Asset Sales since the date of the Closing would exceed 25% of Consolidated Net Tangible Assets. If the Net Proceeds Amount for any Asset Sale is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Asset Sale, then such Asset Sale, only for the purpose of determining compliance with the preceding sentence as of any date, shall be deemed not to be an Asset Sale.

         10.10.  RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS.

         (a) LIMITATION. The Company will not, and will not permit any of its Subsidiaries to, declare, make or incur any liability to make any Restricted Payment or make or authorize any Restricted Investment unless immediately after giving effect to such action:

                 (i) the sum of (x) the aggregate value of all Restricted Investments of the Company and its Subsidiaries (valued immediately after such action), plus (y) the aggregate amount of Restricted Payments of the Company and its Subsidiaries declared or made during the period commencing on February 1, 1996, and ending on the date such Restricted Payment or Restricted Investment is declared or made, inclusive, would not exceed the sum of

                          (A)     $7,500,000, plus

                          (B) 50% of Consolidated Net Income for such period (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), plus

                          (C) the aggregate amount of Net Proceeds of Common Stock for such period, and

                          (ii)    no Default or Event of Default would exist.

                 (b) TIME OF PAYMENT. The Company will not, nor will it permit any of its Subsidiaries to, authorize a Restricted Payment that is not payable within 60 days of authorization.

11.      EVENTS OF DEFAULT.

                 An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                 (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                 (b) the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

                 (c) the Company defaults in the performance of or compliance with any term contained in Section 10 and such default is not remedied within 15 days after the occurrence of such default; or

                 (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         11); or

                 (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                 (f) (i) The Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

                 (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                 (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                 (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (exclusive of amounts which financially sound and reputable insurers have unconditionally acknowledged are covered by policies of insurance issued thereby) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

                 (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $ 1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,
         (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides postemployment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.1.   ACCELERATION.

                 (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                 (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 33 1/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                 (c)      If any Event of Default described in paragraph (a) or
(b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                 Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2.   OTHER REMEDIES.

                 If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3.   RESCISSION.

                 At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4.   NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                 No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under
Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1.   REGISTRATION OF NOTES.

                 The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2.   TRANSFER AND EXCHANGE OF NOTES.

                 Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or an attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $ 1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

         13.3.   REPLACEMENT OF NOTES.

                 Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                 (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is you or your nominee or another holder of a Note with a minimum net worth of at least $50,000,000, your or such other holder's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                 (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

         14.1.   PLACE OF PAYMENT.

                 Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Chase Manhattan Bank, N.A., in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2.   HOME OFFICE PAYMENT.

                 So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

         15.1.   TRANSACTION EXPENSES.

                 Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         15.2.   SURVIVAL.

                 The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

         17.1.   REQUIREMENTS.

                 This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby,
(i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20, or (iv) amend the definition of "Designated Event" or the constituent definitions thereof.

         17.2.   SOLICITATION OF HOLDERS OF NOTES.

                 (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                 (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3.   BINDING EFFECT, ETC.

                 Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4.   NOTES HELD BY COMPANY, ETC.

                 Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

                 All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                 (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                 (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                 (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

                 This Agreement and all documents relating thereto, including, without limitation (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or other reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

                 For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you,
(x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

                 You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

         22.1.   SUCCESSORS AND ASSIGNS.

                 All covenants and other agreements contained in this Agreement by or on behalf of either of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.2.   PAYMENTS DUE ON NON-BUSINESS DAYS.

                 Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         22.3.   ACCOUNTING MATTERS.

                 Wherever reference is made in any provision of this Agreement to a consolidated balance sheet or other consolidated financial statement or financial computation with respect to the Company and its Subsidiaries, if at the time that any such provision is applicable the Company shall not have any Subsidiary, such terms shall mean a balance sheet or other financial statement or financial computation, as the case may be, with respect to the Company only.

         22.4.   SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.5.   CONSTRUCTION.

                 Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.6.   COUNTERPARTS.

                 This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.7.   GOVERNING LAW.

                 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding, to the extent permitted by the law of such State, choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        HASTINGS BOOKS, MUSIC & VIDEO, INC.


                                        By: /s/ DENNIS MCGILL
                                           -------------------------------------
                                        Name: Dennis McGill
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


The foregoing is hereby
agreed to as of the
date thereof.

METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ JOHN R. ENDRES
   -------------------------------------
Name: John R. Endres
     -----------------------------------
Title: Assistant Vice-President
      ----------------------------------

                                                                      SCHEDULE A


                       INFORMATION RELATING TO PURCHASERS


                                                                                                      Principal Amount of
Name and Address of Purchaser                                                                       Notes to be Purchased
-----------------------------                                                                       ---------------------
METROPOLITAN LIFE INSURANCE COMPANY                                                                           $10,000,000

(1) All payments by wire transfer of immediately available funds to:

         The Chase Manhattan Bank, N.A.
         33 East 23rd Street
         New York, New York 100010
         ABA No. 021000021
         Account No. 002-2-410591

         with sufficient information to identify the source and application of such funds
         (including the PPN of the Notes)

(2)      All notices of payments and written
         confirmation of such wire transfer:

         Metropolitan Life Insurance Company
         One Madison Avenue
         New York, NY 10010
         Attention:  Treasurer
         Telecopy:  212/578-3910

         with a copy to:

         Metropolitan Life Insurance Company
         One Lincoln Center, Suite 800
         Oakbrook Terrace, IL 60181
         Attention:  Assistant Vice President
         Telecopy:        708/916-2575

                                   Schedule A

                                                                      SCHEDULE A

(3)      All other communications:

         Metropolitan Life Insurance Company
         One Madison Avenue
         New York, NY 10010
         Attention: Treasurer
         Telecopy: 212/578-3910

         with a copy to:

         Metropolitan Life Insurance Company
         One Lincoln Center, Suite 800
         Oakbrook Terrace, IL 60181
         Attention:  Assistant Vice President
         Telecopy:  708/916-2575

         Tax I.D. No. 13-5581829

                                   Schedule A

                                                                      SCHEDULE A

                                                                                                      Principal Amount of
Name and Address of Purchaser                                                                       Notes to be Purchased
-----------------------------                                                                       ---------------------
METROPOLITAN INSURANCE AND ANNUITY COMPANY                                                                    $15,000,000

(1) All payments by wire transfer of immediately available funds to:

         The Chase Manhattan Bank, N.A.
         33 East 23rd Street
         New York, New York 10010
         ABA No. 021000021
         Account No. 002-1-072301

         with sufficient information to identify the source and application of such funds
         (including the PPN of the Notes)

(2)      All notices of payments and written
         confirmation of such wire transfer:

         Metropolitan Insurance and Annuity Company
         One Madison Avenue
         New York, NY 10010
         Attention:  Treasurer
         Telecopy:  212/578-3910

         with a copy to:

         Metropolitan Life Insurance Company
         One Lincoln Center, Suite 800
         Oakbrook Terrace, IL 60181
         Attention:  Assistant Vice President
         Telecopy:  708/916-2575

                                   Schedule A

                                                                      SCHEDULE A

(3)      All other communications:

         Metropolitan Insurance and Annuity Company
         One Madison Avenue
         New York, NY 10010
         Attention:  Treasurer
         Telecopy:  212/578-3910

         with a copy to:

         Metropolitan Life Insurance Company
         One Lincoln Center, Suite 800
         Oakbrook Terrace, IL 60181
         Attention:  Assistant Vice President
         Telecopy:  708/916-2575

         Tax I.D. No. 13-2876440

                                   Schedule A

                                                                      SCHEDULE B

                                 DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                 "ADJUSTED NET WORTH" means, at any time, Consolidated Net Worth plus the LIFO valuation reserve of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                 "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

                 "ASSET SALE" means any conveyance, transfer, lease or other disposition (including, without limitation, by means of a Sale-Leaseback Transaction or by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary (including, without limitation, the issuance thereof by such Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary); (b) all or substantially all of the properties of any division or line of business of the Company or any Subsidiary; or (c) any other properties of the Company or any Subsidiary (other than (i) transfers of cash or cash equivalents, (ii) any sale in the ordinary course of business for not less than Fair Market Value, (iii) any transfer of properties that is made in compliance with the

                                   Schedule B

                                                                      SCHEDULE B

provisions of Section 10.2 hereof or (iv) any transfer of properties of any Subsidiary to the Company or a Wholly-Owned Subsidiary.

                 "BOARD OF DIRECTORS" means, at any time, the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

                 "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Amarillo, Texas are required or authorized to be closed.

                 "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                 "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

                 "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

                 "CLOSING" is defined in Section 3.

                 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                                   Schedule B

                                                                      SCHEDULE B

                 "COMPANY" means Hastings Books, Music & Video, Inc., a Texas corporation, until a corporation becomes a successor in a transaction permitted by Section 10.2, and thereafter shall mean any such successor corporation.

                 "CONFIDENTIAL INFORMATION" is defined in Section 20.

                 "CONSOLIDATED CURRENT ASSETS" means, at any time, (i) the total assets of the Company and its Subsidiaries which would be shown as current assets on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP at such time (without regard to the net book value of prerecorded video tapes held for rental by the Company and its Subsidiaries) plus (ii) an amount equal to the net book value of prerecorded video tapes held for rental by the Company and its Subsidiaries.

                 "CONSOLIDATED CURRENT LIABILITIES" means, at any time, the total liabilities of the Company and its Subsidiaries which would be shown as current liabilities on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP at such time, but in any event including as current liabilities, without limitation, Current Maturities of Funded Indebtedness.

                 "CONSOLIDATED EBIRT" means, for any fiscal period, the sum of
(a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, Fixed Charges and Taxes for such period.

                 "CONSOLIDATED INDEBTEDNESS" means, as of any date of determination, the total of all Indebtedness of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

                 "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the

                                   Schedule B

                                                                      SCHEDULE B

Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded any net income or gain and any net loss during such period from any extraordinary items.

                 "CONSOLIDATED NET TANGIBLE ASSETS" means, at any time, the net book value of the total assets of the Company and its Subsidiaries shown on the most recent consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 5.5, Section 7.1(a) or Section 7.1(b) (after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries) other than assets (net of reserves applicable thereto) shown as intangible assets on such balance sheet.

                 "CONSOLIDATED NET WORTH" means, at any time,

                 (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock, and surplus of Subsidiaries, minus

                 (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

                 "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Adjusted Net Worth and Consolidated Indebtedness.

                 "CURRENT MATURITIES OF FUNDED INDEBTEDNESS" means, at any time and with respect to any item of Funded Indebtedness, the portion of such Funded Indebtedness outstanding at such time which by the terms of such Funded Indebtedness or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable,

                                   Schedule B

                                                                      SCHEDULE B

extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

                 "DEBT PREPAYMENT APPLICATION" means, with respect to any Asset Sale, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Asset Sale to pay the principal of Senior Funded Indebtedness for borrowed money of the Company ("QUALIFYING INDEBTEDNESS") (other than (a) mandatory prepayments or payments at maturity of such Indebtedness, (b) Indebtedness owing to any Subsidiary or any Affiliate and (c) Indebtedness in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of such Indebtedness the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness), provided that in the course of making such application the Company shall prepay each outstanding Note in accordance with Section 8.2 (other than the requirement in the first sentence of such Section that partial prepayments be in an amount not less than 20% of the aggregate principal amount of the Notes then outstanding) in a principal amount which equals the Ratable Portion for such Note. As used in this definition, "RATABLE PORTION" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of principal of Qualifying Indebtedness multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Qualifying Indebtedness.

                 "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                 "DEFAULT RATE" means that rate of interest that is the greater (determined on a daily basis) of (i) 9.75% per annum or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank, N.A. in New York, New York as its "base" or "prime" rate.

                 "DESIGNATED EVENT" means (i) prior to the initial public offering of the Capital Stock of the Company (the "OFFERING"), the failure of the members of the Control Group (a) to own

                                   Schedule B

                                                                      SCHEDULE B

more than 50% of the combined voting power of all then issued and outstanding Voting Stock of the Company, or (b) to possess the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors, or (ii) subsequent to the Offering, (x) the failure of the members of the Control Group to own at least 33 1/3% of the combined voting power of all then issued and outstanding Voting Stock of the Company or (y) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

                 As used in this definition, "CONTROL GROUP" means:

                 (a)      (i)     John H. Marmaduke, Walter McNeer, Phillip
Hill, Dennis McGill, Tim Hoelscher, Mike Woods, Robert Volpe, Steve S. Marmaduke, Leonard L. Berry, Peter A. Dallas, Gaines L. Godfrey, Craig R. Lentzsch, Jeffrey G. Shrader and Ron Stegall,

                          (ii)    their respective parents, spouses, children
and lineal descendants, and

                          (iii)   the estate, or any foundation or trust for
the benefit, of any of the foregoing persons;

                 (b) the John H. Marmaduke Family Limited Partnership and the Stephen S. Marmaduke Family Limited Partnership, provided that

                          (i)     at least 90% of the equity interests therein
are owned, legally and beneficially, by the spouse, children and lineal descendants of Sam H. Marmaduke, or by the estate, or any foundation or trust for the benefit, of any of the foregoing persons; and

                                   Schedule B

                                                                      SCHEDULE B

                          (ii)    each general partner therein is, or (if a
general partner is an entity) all of the equity interests in such general partner are owned, legally and beneficially, by,one or more of the Persons described in the foregoing clause (b)(i);

                 (c) Hastings Books, Music & Video Associate Stock Ownership Plan; and

                 (d) Hastings Books, Music & Video Employee Profit Sharing Plan & Trust.

                 "DISTRIBUTION" means, in respect of the Company or any
Subsidiary:

                          (a) dividends or other distributions or payments in respect of its Capital Stock (except (i) in the case of the Company, dividends or other distributions of its common stock or warrants, rights or other options to purchase its common stock, and (ii) in the case of a Subsidiary, dividends or other distributions or payments in respect of its Capital Stock to the Company or a Wholly-Owned Subsidiary); and

                          (b) the redemption or acquisition of its Capital Stock or of warrants, rights or other options to purchase its Capital Stock (except (i) in the case of the Company, when solely in exchange for shares of its common stock or warrants, rights or other options to purchase its common. stock, and
                 (ii) in the case of a Subsidiary, redemptions or acquisitions from the Company or a Wholly-Owned Subsidiary).

                 "ENVIRONMENTAL LAWS" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                                   Schedule B

                                                                      SCHEDULE B

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                 "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                 "EVENT OF DEFAULT" is defined in Section 11.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                 "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell). For purposes of calculating such sale value in the case of an Asset Sale, the amount shall be determined in good faith at the time of such Asset Sale by a Senior Financial Officer.

                 "FIXED CHARGES" means, with respect to any period, the sum of
(a) Interest Charges for such period and (b) Lease Rentals for such period.

                 "FIXED CHARGES COVERAGE RATIO" means, at any time, the ratio of (a) Consolidated EBIRT for the four fiscal quarters ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period.

                 "FUNDED INDEBTEDNESS" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof.

                                   Schedule B

                                                                      SCHEDULE B

                 "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                 "GOVERNMENTAL AUTHORITY" means

                 (a)      the government of

                          (i) the United States of America or any State or other political subdivision thereof, or

                          (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                 (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                 "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                 (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                 (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                                   Schedule B

                                                                      SCHEDULE B

                 (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                 (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                 "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

                 "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                 "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                 (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                 (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                                   Schedule B

                                                                      SCHEDULE B

                 (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                 (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                 (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                 (f)      Swaps of such Person; and

                 (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                 "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                 "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed

                                   Schedule B

                                                                      SCHEDULE B

interest on Capital Lease Obligations and net costs of interest rate Swaps) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

                 "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of Capital Stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or
(ii) in any property.

                 "LEASE RENTALS" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee or sublessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee or sublessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

                 "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                 "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

                 "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

                 "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken

                                   Schedule B

                                                                      SCHEDULE B

as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

                 "MEMORANDUM" is defined in Section 5.3.

                 "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                 "NET PROCEEDS AMOUNT" means, with respect to any Asset Sale, an amount equal to the difference of

                 (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Asset Sale) received by such Person in respect of such Asset Sale, minus

                 (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Asset Sale.

                 "NET PROCEEDS OF COMMON STOCK" means, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company and its Subsidiaries during such period, from the sale of all common stock of the Company, including in such net proceeds:

                 (a) the net amount paid upon issuance and exercise during such period of any right to acquire any common stock, or paid during such period to convert a convertible debt Security to common stock (but excluding any amount paid to the Company upon issuance of such convertible debt Security); and

                                   Schedule B

                                                                      SCHEDULE B

                 (b) any amount paid to the Company upon issuance of any convertible debt Security issued after January 31, 1996 and thereafter converted to common stock during such period.

                 "NOTES" is defined in Section 1.

                 "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                 "OTHER AGREEMENT" is defined in Section 2.

                 "OTHER PURCHASER" is defined in Section 2.

                 "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                 "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                 "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                 "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                                   Schedule B

                                                                      SCHEDULE B

                 "PRIORITY DEBT" means, without duplication, (i) all Indebtedness secured by Liens with respect to any property of the Company or any of its Subsidiaries, other than Liens permitted by clauses (a), (b) and (c) of Section 10.3, and (ii) all secured and unsecured Indebtedness of Subsidiaries (except (a) Indebtedness held by the Company or a Wholly-Owned Subsidiary, (b) the Guaranty by a Subsidiary of the Indebtedness of another Subsidiary and (c) the Guaranty by a Subsidiary of the Notes pursuant to
Section 9.7).

                 "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                 "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Asset Sale, the application of an amount equal to the Net Proceeds Amount with respect to such Asset Sale to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the principal business of such Person, provided such assets have a Fair Market Value at least equal to such Net Proceeds Amount.

                 "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                 "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                 "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

                 "RESTRICTED INVESTMENTS" means all Investments except the following:

                          (a) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

                                   Schedule B

                                                                      SCHEDULE B

                          (b) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, "provided that such obligations mature within 365 days from the date of acquisition thereof;

                          (c) Investments in commercial paper given either of the two highest ratings by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;

                          (d)     Investments in Repurchase Agreements;

                          (e) Investments in demand deposits made in the ordinary course of business of the Company or any Subsidiary; and

                          (f) Investments in deposits or Eurodollar deposits with any Acceptable Bank, provided that such deposits mature within 365 days from the date of acquisition thereof.

         As of any date of determination, each Restricted Investment shall be valued at the greater of

                          (x)     the amount at which such Restricted
                 Investment is shown on the books of the Company or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                          (y)     either

                                  (i)      in the case of any Guaranty of the
                          obligation of any Person, the amount which the Company or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Subsidiary of any such payments, or

                                   Schedule B

                                                                      SCHEDULE B

                                  (ii)     in the case of any other Restricted
                          Investment, the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Subsidiaries with respect thereto and
                          (B) the cost thereof to the Company or its Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

         As used in this definition of "Restricted Investments":

                 "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $1,000,000,000, and (iii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "AT" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                 "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "AT" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Repurchase Agreement" means any written agreement

                          (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to

                                   Schedule B

                                                                      SCHEDULE B

                 such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                          (b) in respect of which the Company or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                          (c) in connection with which the Company or such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

                 "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

                                   Schedule B

                                                                      SCHEDULE B

                 "RESTRICTED PAYMENT" means

                 (a) any Distribution in respect of the Company or any Subsidiary, including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and

                 (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled final maturity date of such Subordinated Debt (as in effect on the date such Subordinated Debt was originally incurred).

         For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

         "RIGHT TO PUT" is defined in Section 8.6(a).

         "SALE-LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement pursuant to which properties are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITY" has the meaning set forth in section 2(l) of the Securities Act.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer or treasurer of the Company.

                                   Schedule B

                                                                      SCHEDULE B

         "SENIOR FUNDED INDEBTEDNESS" means Funded Indebtedness of the Company other than Subordinated Debt.

         "STOCK REDEMPTION AGREEMENT" means that certain Stock Redemption Agreement, dated as of May 3, 1994, by and between John H. Marmaduke, Independent Executor of the Estate of Sam H. Marmaduke, Deceased, and the Company, as amended from time to time (if amended after the Closing to increase
(i) the repurchase price per share or (ii) the number of shares subject to repurchase in any year, then only with the consent of the Required Holders).

         "SUBORDINATED DEBT" means any Indebtedness of the Company that is in any manner subordinated in right of payment or security to the Notes.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment

                                   Schedule B

                                                                      SCHEDULE B

of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TAXES" means, for any period, the sum of all U.S. Federal, state and foreign income taxes of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

         "VOTING STOCK" shall mean securities or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions in the case of business entities other than corporations).

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                   Schedule B

                                                                    Schedule 4.9

                         CHANGES IN CORPORATE STRUCTURE


                                      None





                             Schedule 4.9 - Page 1

                                                                    Schedule 5.4

                   SENIOR OFFICERS, DIRECTORS AND AFFILIATES


Senior Officers
The following table sets forth certain information about key personnel within the Company:

Name                        Position
----                        --------
John H. Marmaduke           President and Chief Executive Officer
Walter McNeer               Executive Vice President and Chief Operating Officer - Stores
Phillip Hill                Senior Vice President and Chief Operating Officer - Systems and Support
Dennis McGill               Vice President of Finance, Chief Financial Officer, Treasurer and Secretary
Tim Hoelscher               Vice President of Real Estate/Construction
Mike Woods                  Vice President of Information Systems
Robert Volpe                Vice President of Distribution

John H. Marmaduke, 48. Mr. Marmaduke has served as President and CEO of Hastings for the last 20 years, and Chairman of the Board since 1993. Mr. Marmaduke has been active in the entertainment industry with Hastings and its predecessor company for over 24 years. He served as President of Hastings' former parent company, Western Merchandisers, Inc. from 1982 through 1991. Upon Wal-Mart's purchase of Western Merchandisers, Inc. in 1991, Mr. Marmaduke continued as President through Wal-Mart's divestiture of the distribution company in 1994.

Walter McNeer, 45. Mr. McNeer joined Hastings in 1974 and over his 22 years of service has served in various operating capacities. Since 1983, Mr. McNeer has served as Executive Vice President and Chief Operating Officer. Mr. McNeer was elected to the Board of Directors in 1993.

Phillip Hill, 33. Mr. Hill joined Hastings in 1986 as District Manager and held positions of Director of Store Operations and Director of Information Services until 1992. Prior to joining Hastings, Mr. Hill served as the Director of Operations for Gateway Books, a retail book chain, in Knoxville, Tennessee. Mr. Hill has 17 years of retail industry experience.

Dennis McGill, 47. Mr. McGill joined Hastings as Vice President of Finance, Chief Financial Officer, Treasurer and Secretary in 1995. From 1989 through 1994, Mr. McGill served as the President and Chief Executive Officer of the Bed Outlet, an 18 store, bedroom furniture retailer in California. Mr. McGill was the Senior Vice President-Finance and Chief Financial Officer for San Francisco-based Lewis Galoob Toys, Inc. a NYSE listed, international toy manufacturer from 1986 to 1989.

Tim Hoelscher, 38. Mr. Hoetscher joined Hastings in 1988 as Director of Construction and accepted real estate responsibilities in August 1991. He was promoted to Vice President of Real Estate Construction in October 1992. Prior to joining Hastings, Mr. Hoelscher was employed by Brown Group, Inc. as Manager of Construction, Specialty Retail Division. Mr. Hoelscher has a total of 23 years experience in retail store development.

Mike Woods, 34. Mr. Woods joined Hastings in 1989 as a programming specialist and was promoted to Vice President of Information Systems in October 1992. Prior to joining Hastings, Mr. Woods was employed as a systems consultant at Bryan Technologies, a process automation firm, in Albuquerque, New Mexico. Mr. Woods has 15 years experience in the information technology and systems industry.

Robert Volpe, 44. Mr. Volpe joined Hastings as Vice President of Distribution in 1994. From 1994 to 1993, Mr. Volpe was Senior Director of Distribution and Operations with Pearle Vision, Inc. of Dallas, Texas.





                             Schedule 5.4 - Page 1

Outside Board of Directors
The following table is a listing of the Company's current outside Board of
Directors:

Name                        Year Elected
----                        ------------
Leonard L Berry                 1994
Peter A. Dallas                 1971
Gaines L Godfrey                1991
Craig R. Lentszch               1994
Steve S. Marmaduke              1990
Jeffrey G. Shrader              1992
Ron Stegall                     1996

Leonard L Berry, 53. Dr. Berry is a Professor of Marketing and the Director of the Center for Retailing Studies in the College of Business Administration at Texas A&M University. He holds the JC Penny Chair of Retailing Studies and is editor of the Arthur Andersen Retailing Issues Letter. In addition, Dr. Berry has served as the National President of the American Marketing Association.

Peter A. Dallas, 61. Mr. Dallas has served as a Director of Hastings since 1971. Mr. Dallas has served in various capacities at Boatmen's First National Bank of Amarillo for 34 years. In addition, Mr. Dallas serves as a Director for Satana Company, a private investment company in Amarillo, Texas.

Gaines L. Godfrey, 61. Mr. Godfrey has served as a Director of Hastings since 1991, and is the President of Santa Fe based Godfrey Ventures which he founded in 1982. Prior to that, Mr. Godfrey served as Chief Financial Officer of Mesa Petroleum in Amarillo, Texas.

Craig R. Lentzch, 47. Mr. Lentzsch was elected a Director of Hastings in 1994. He is the President and Chief Executive Officer of Greyhound Lines, Inc. Mr. Lentzsch served as Executive Vice President and Chief Financial Officer of Motor Coach Industries, Inc. in Phoenix, Arizona. Prior to that, Mr. Lentzsch served as president and Chief Executive Officer of Continental Asset Services.

Steve S. Marmaduke, 45. Mr. Marmaduke served as Vice President of Purchasing for Western Merchandisers from 1985 to 1992. Mr. Marmaduke was elected to the Hastings Board of Directors in 1990. Steve Marmaduke is the brother of John Marmaduke, President and CEO of Hastings and the son of the late founder of Western Merchandisers, Mr. Sam Marmaduke.

Jeffrey G. Shrader, 45. Mr. Shrader has served as a Director of Hastings since 1992 and since 1993 has been a shareholder with the law firm of Sprouse, Mozola, Smith & Rowley, P.C. in Amarillo, Texas. For the five years prior thereto, Mr. Shrader was a partner with the law firm of Gibson, Oschner, & Adkins, L.L.P. in Amarillo, Texas.

Ron Stegall, 48. Mr. Stegall is the founder and CEO of Arlington Equity Partners, Inc. He was also the founder, Chairman and CEO of BizMart Inc., one of the largest and fastest growing U.S. retail chains of office products superstores. Mr. Stegall had a 17 year career at Tandy Corporation where he rose to become Senior Vice President in charge of the Business Products Division. Mr. Stegall was elected to the Board of Directors in May, 1996.


Affiliates
The following is a list of the Affiliates:

John H. Marmaduke Family Limited Partnership
Steven S. Marmaduke Family Limited Partnership
Estate of Sam Marmaduke





                             Schedule 5.4 - Page 2

                                                                    Schedule 5.5

                              Financial Statements

         All financial statements contained in the Memorandum.

         Unaudited Consolidated Balance Sheet and Income Statement for the period ended April 30, 1996.





                             Schedule 5.5 - Page 1

                                                                    Schedule 5.8

                               CERTAIN LITIGATION

                                      None





                             Schedule 5.8 - Page 1

                                                                  Schedule 5. 11

                                  PATENTS, ETC

                                      None





                             Schedule 5.11 - Page 1

                                                                   Schedule 5.14

                                USE OF PROCEEDS

The proceeds from the issuance of Hastings Books, Music & Video, Inc. 7.75 % Series.A Senior Notes are to be used to refinance existing senior indebtedness and to provide for general corporate purposes.





                             Schedule 5.14 - Page 1

                                                                   Schedule 5.15

                        Listing of Existing Indebtedness
                              As of April 30, 1996


                                             Balance/        Effective
                Creditor                      Amount           Date                     Description
                --------                      ------           ----                     -----------
  Boatmen's National Bank of St. Louis    $29,850,000        12/12/94        Unsecured Operating Line of Credit

  Boatmen's National Bank of St. Louis    $ 5,000,000        03/22196               Unsecured Term Note

  Boatmen's National Bank of St. Louis    $ 2,500,000        04/17/96               Unsecured Term Note

  Boatmen's National Bank of St. Louis    $ 2,500,000        05/02/96               Unsecured Term Note

     First Interstate Bank of Texas       $ 1,434,000        05/23/95          Purchase of Corporate Aircraft

    Sable Realty, Inc., A Texas Corp.       $ 827,217        06/08/92         Capital Lease on Retail Location

  Othello Holdings, Inc., a Texas Corp.     $ 952,074        05/29/91         Capital Lease on Retail Location



 Other Financial Relationships


                                                             Effective
              Relationship                Amount               Date                     Description
              ------------                ------             ---------                  -----------
  Boatmen's National Bank of St. Louis    $15,000,000        06/16/95          Unsecured Interest Rate Swap
                                                                                    (notional amount)
  Softech Financial, an Illinois Corp.       $0.00           05/29/91          Security Agreement on Software


Proceeds from the Notes will be applied first to pay accrued interest and outstanding principal amounts of the Unsecured Term Notes with the balance of the proceeds applied to the reduction of principal amounts outstanding of the Unsecured Operating Line of Credit.





                             Schedule 5.15 - Page 1

                                                                       EXHIBIT 1



                                 [FORM OF NOTE]

                      HASTINGS BOOKS, MUSIC & VIDEO, INC.

                  7.75% SERIES A SENIOR NOTE DUE JUNE 13, 2003

NO. [______]                                                              [DATE]
$[_______]                                                         PPN 41834*AA4

         FOR VALUE RECEIVED, the undersigned, Hastings Books, Music & Video, Inc.(herein called the "Company"), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to [__________________ ], or registered assigns, the principal sum of [_____________________] DOLLARS on June 13, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.75% per annum from the date hereof, payable quarterly in arrears, on the 13th day of March, June, September and December in each year, commencing with the 13th day of March, June, September or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly in arrears as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.75% or (ii) 2.0% over the rate of interest publicly announced by The Chase Manhattan Bank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The Chase Manhattan Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated June 13, 1996 (as from time to time amended,





                               Exhibit 1 - Page 1
the "Note Purchase Agreements"; the capitalized terms used but not defined herein being used with the respective meanings specified in the Note Purchase Agreements), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to certain prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

         If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed in accordance with, and the rights of the registered holder hereof and the Company shall be governed by, the law of the State of New York excluding, to the extent permitted by the law of such State, choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        HASTINGS BOOKS, MUSIC & VIDEO, INC.



                                        By:
                                           -------------------------------------
                                           [Title]





                               Exhibit 1 - Page 2

                                                                  EXHIBIT 4.4(a)





                           FORM OF OPINION OF COUNSEL
                                FOR THE COMPANY

                            Matters To Be Covered In
                       Opinion of Counsel For The Company


         1. The Company being duly incorporated, validly existing, in good standing and having requisite corporate power and authority to conduct its business and own its properties, to issue and sell the Notes, and to execute, deliver and perform its obligations under this Agreement, the Other Agreement and the Notes.

         2. The Company being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

         3. Due authorization and execution of this Agreement, the Other Agreement and the Notes and such documents being legal, valid, binding and enforceable under Texas and federal law.

         4.      No conflicts with charter documents, laws or other agreements.

         5. All consents required to issue and sell the Notes and to execute, deliver and perform this Agreement, the Other Agreement and the Notes having been obtained.

         6. No litigation questioning validity of this Agreement, the Other Agreement or the Notes or in which, in the event of an adverse outcome, there is a reasonable likelihood of a Material Adverse Effect.





                            Exhibit 4.4(a) - Page 1

         7. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

         8.      No violation of Regulations G, T or X of the Federal Reserve
Board.

         9. Company not an "investment company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.

         10. Texas state courts and federal courts applying Texas conflict of laws principles giving effect to the choice of law provisions contained in this Agreement, the Other Agreement and the Notes.





                            Exhibit 4.4(a) - Page 2

                                                                  Exhibit 4.4(b)

                       FORM OF OPINION OF SPECIAL COUNSEL
                               TO THE PURCHASERS



                            Matters To Be Covered In
                  Opinion of Special Counsel To the Purchasers


         1. The Company being duly incorporated, validly existing, in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute, deliver and perform its obligations under this Agreement, the Other Agreement and the Notes.

         2. Due authorization and execution of this Agreement, the Other Agreement and the Notes and such documents being legal, valid, binding and enforceable.

         3.      No conflicts with charter documents or bylaws.

         4. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

         5. The opinion of counsel to the Company being satisfactory in form and scope and the purchasers of the Notes being justified in relying thereon.





                            Exhibit 4.4(b) - Page 1

                                                                  EXHIBIT 8.6(b)




                             FORM OF NOTICE OF SALE


Hastings Books, Music & Video, Inc.
3601 Plains Blvd., Suite I
Amarillo, Texas 79120-2104

Attention: Chief Financial Officer

Ladies and Gentlemen:

         Reference is made to those certain separate Note Purchase Agreements, each dated June 13, 1996 (the "Note Agreements", the capitalized terms herein being used herein as therein defined), between Hastings Books, Music & Video, Inc. (the "Company") and each of Metropolitan Life Insurance Company and Metropolitan Insurance and Annuity Company which provide, among other things, for the issuance and sale by the Company of its 7.75% Series A Senior Notes due June 13, 2003 in the aggregate principal amount of $25,000,000. In accordance with Section 8.6 of the Note Agreements, the undersigned hereby irrevocably exercises its Right to Put with respect to all Notes held by it.

         Please transfer in immediately available funds, on ________________________ [NOT LESS THAN 20 DAYS AFTER DELIVERY OF THIS NOTICE OF SALE], the outstanding principal amount of the Notes held by the undersigned and accrued and unpaid interest thereon with respect to the foregoing exercise of the undersigned's Right to Put.





                            Exhibit 8.6(b) - Page 1

                                                                  EXHIBIT 8.6(b)
Date:

                                        [NAME OF HOLDER OF NOTES]



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------





                            Exhibit 8.6(b) - Page 2

                      HASTINGS BOOKS, MUSIC & VIDEO, INC.

                  7.75% SERIES A SENIOR NOTE DUE JUNE 13, 2003

No. AR-1                                                           June 13, 1996
$10,000,000                                                        PPN 41834*AA4

         FOR VALUE RECEIVED, the undersigned, Hastings Books, Music & Video, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to METROPOLITAN LIFE INSURANCE COMPANY, or registered assigns, the principal sum of TEN MILLION AND No/100 DOLLARS on June 13, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.75% per annum from the date hereof, payable quarterly in arrears, on the 13th day of March, June, September and December in each year, commencing with the 13th day of September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly in arrears as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.75% or (ii) 2.0% over the rate of interest publicly announced by The Chase Manhattan Bank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The Chase Manhattan Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated June 13, 1996 (as from time to time amended, the "Note Purchase Agreements"; the capitalized terms used but not defined herein being used with the respective meanings specified in the Note Purchase Agreements), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to certain prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

         If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed in accordance with, and the rights of the registered holder hereof and the Company shall be governed by, the law of the State of New York excluding, to the extent permitted by the law of such State, choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        HASTINGS BOOKS, MUSIC & VIDEO, INC.



                                        By: /s/ DENNIS McGILL
                                           -------------------------------------
                                        Name: Dennis McGill
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                     HASTINGS BOOKS, MUSIC & VIDEO, INC.

                 7.75% SERIES A SENIOR NOTE DUE JUNE 13, 2003

No. AR-2                                                           June 13, 1996
$15,000,000                                                        PPN 41834*AA4

         FOR VALUE RECEIVED, the undersigned, Hastings Books, Music & Video, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to METROPOLITAN INSURANCE AND ANNUITY COMPANY, or registered assigns, the principal sum of FIFTEEN MILLION AND No/100 DOLLARS on June 13, 2003, with interest (computed on the basis of a 3 60-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.75% per annum from the date hereof, payable quarterly in arrears, on the 13th day of March, June, September and December in each year, commencing with the 13th day of September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly in arrears as aforesaid (or at the option of the registered holder hereof, on demand), at a rate per annum. from time to time equal to the greater of (i) 9.75% or (ii) 2.0% over the rate of interest publicly announced by The Chase Manhattan Bank, N.A. from time to time in New York, New York as its "base" or prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The Chase Manhattan Bank, N.A. in New York, New York or at such other shall have designated by written notice to the holder of this Note as place as the Company provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated June 13, 1996 (as from time to time amended, the "Note Purchase Agreements"; the capitalized terms used but not defined herein being used with the respective meanings specified in the Note Purchase Agreements), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to certain prepayments, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

         If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed in accordance with, and the rights of the registered holder hereof and the Company shall be governed by, the law of the State of New York excluding, to the extent permitted by the law of such State, choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        HASTINGS BOOKS, MUSIC & VIDEO, INC.



                                        By: /s/ DENNIS McGILL
                                           -------------------------------------
                                        Name: Dennis McGill
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

               [SPROUSE, MOZOLA, SMITH & ROWLEY, P.C. LETTERHEAD]




                                 June 13, 1996


Metropolitan Life Insurance Company
One Madison Avenue
New York, NY 10010

Metropolitan Insurance and
Annuity Company
One Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

         We have acted as counsel for Hastings Books, Music & Video, Inc., a Texas corporation (the "Company"), in connection with the Note Purchase Agreements, dated June 13, 1996, between the Company and each of you (the "Agreements"), pursuant to which the Company has issued to you today 7.75% Series A Senior Notes due June 13, 2003 of the Company in the aggregate principal amount of $25,000,000 (the "Notes"). All terms used herein that are defined in the Agreements have the respective meanings specified in the Agreements. This opinion letter is being delivered to you in satisfaction of the condition set forth in Section 4.4(a) of the Agreements and with the understanding that you are purchasing the Notes in reliance upon the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinions set forth below. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein.

         With respect to the opinion expressed in paragraph 6 below, we have relied upon the representations made by you in Section 6.1 of the Agreements and upon the letter dated June 3, 1996 from Chase Securities Inc. regarding the limited nature of its offering of the Notes. With respect to the opinion expressed in paragraph 7 below, we have relied on the representation made by the Company in Section 5.14 of the Agreements. Moreover, we have assumed the due authorization, execution, and delivery of the respective Agreements by each of you.

                          PAGE 2 OF HARD COPY MISSING

Metropolitan Life Insurance Company
Metropolitan Insurance and Annuity
  Company
June 13, 1996
Page 3

-----------------------------------

         6. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

         7. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal Reserve System.

         8. The Company is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

         9. Texas state courts and federal courts applying Texas conflict of law principles would give effect to the choice of law provisions contained in the Agreements and the Notes.

         The foregoing opinion, with your concurrence, is predicated on and qualified in its entirety by the following:

         (a) The foregoing opinion is effective at and as of the date of this letter, and we disclaim any undertaking to advise you of changes which thereafter may be brought to our attention.

         (b) The foregoing opinion is based on and is limited to the laws of the State of Texas and the relevant laws of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

         (c) Whenever our opinion is based on circumstances "to our knowledge after having made due inquiry," we have relied exclusively on certificates or statements of officers, after the discussion of the contents thereof with such officers of the Company or certificates of public officials as to the existence or non-existence of the circumstances upon which such opinion is predicated. We have no reason to believe, however, that any such certificate or statement is untrue or inaccurate in any material respect.

         (d) In rendering the opinions herein relating to the absence of any litigation, investigation, or administrative proceeding, we express no opinion with respect to the possible effect of administrative and legislative actions, proceedings and investigations as to which the Company is not a named party.

Metropolitan Life Insurance Company
Metropolitan Insurance and Annuity
  Company
June 13, 1996
Page 4

-----------------------------------

         The foregoing opinions may be relied upon by you, by each subsequent institutional holder of the Notes, and by your special counsel, Baker & Botts, L.L.P. Subject to the foregoing, this opinion is solely for the benefit of you, each subsequent institutional holder of the notes, and Baker & Botts, L.L.P., and may not be relied upon by any other Person without our prior written consent.

                                        Very truly yours,

                                        SPROUSE, MOZOLA, SMITH & ROWLEY, P.C.


                                        /s/ JERRY G. SHRADER


                                        Jerry G. Shrader


JGS/sl